EXHIBIT 10.11
SECOND AMENDMENT TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
BETWEEN
THE FIRST BANK
AND
MILTON R, COLE, JR.
DATED MAY 15, 2014

THIS SECOND AMENDMENT (the “Amendment”) is adopted this 1st day of January 2024, by and between The First Bank, formerly The First, A National Banking Association (the “Bank”) and Milton R. Cole, Jr. (the “Executive”).
The Bank and the Executive are parties to a certain Supplemental Executive Retirement Plan Agreement dated May 15, 2014 (as amended, the “Agreement”). The Bank is changing the benefits the Bank provides its senior leaders. In connection with that change, the Bank and the Executive now wish to amend the Agreement to remove the Agreement’s death benefit which is now provided to the Executive under another agreement.
    Now, therefore, the Bank and the Executive agree as follows:
    Article 2, Table C, shall be removed in its entirety and the Bank will have no further death benefit obligation to the Executive or the Beneficiary under the Agreement.
The Bank and the Executive intend that the Agreement and this Amendment comply with the provisions of Code Section 409A to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year prior to the year in which amounts are actually paid. The Agreement and this Amendment shall be construed, administered and governed in a manner that affects such intent, and the neither the Bank nor the Executive shall take any action that would be inconsistent therewith.
IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Amendment.

Executive	Bank

____________________________________________	By: ________________________________________

Title: ______________________________________